SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 6, 2009

GREEN ENERGY LIVE, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-148661	33-1155965
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1740 44th Street, Suite 5-230
Wyoming, MI 49519-6443
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(866) 460-7336
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2009, Green Energy Live, Inc. (“GELV” or the “Company”) entered into a binding Letter of Intent (“LOI”) for a proposed transaction with Comanche Livestock Exchange LLC, a Texas limited liability corporation (“CLEI”), subject to execution of a definitive agreement. The LOI contemplates the purchase by GELV of 100% interest of CLEI from its sole shareholder, Dean Cagle, for a purchase price of $1 million. A promissory note, along with an earnest amount of $50,000, will be used for this purchase.

Comanche Livestock Exchange is dedicated to serving the large and small cattle producer. Auction sales start at 12:00 noon every Saturday (with the exception of holiday's). Livestock sold include: Sheep, Goats, Bred Cows, Packer Cows, Replacement Cows, Cow / Calf Pairs, Bulls, Yearling Steers & Heifers, Bottle Calves, and even the occasional Donkey or Llama. Comanche also offers a wide array of services including: Catch Services, Hauling, Portable Penning, Problem Cow Removal, & General Livestock Working. Comanche offers several options including: Live Auction Market, Private Treaty Sales, and/or Online Sales.

The parties intend to sign a definitive agreement and close the purchase transaction on or before April 30, 2009. The contemplated transaction is subject to the completion of CLEI’s due diligence and audit, GELV’s successful registration of an additional 20,000,000 GELV common shares with the Securities Exchange Commission and the parties agreeing to executing and delivering definitive agreements necessary to consummate the proposed transaction.

The description set forth herein of the terms and conditions of the LOI is qualified in its entirety by reference to the full text of the LOI, which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On January 8, 2009, the Company issued a press release announcing that it has signed a letter of intent to acquire CLEI. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Letter of Intent dated January 6, 2009

99.1	Press Release dated January 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY LIVE, INC.

Date: January 8, 2009	By:	/s/ Karen Clark
Karen Clark
President, Chief Executive Officer and Principal Financial Officer